Exhibit 31.2

CERTIFICATION PURSUANT TO RULES 13a-14(a)

I, Andrew Sassine, certify that:

1. I have reviewed this Amendment to Annual Report on Form 10-K of Arcturus Therapeutics Ltd.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 10, 2019	By:	/s/ Andrew Sassine
Andrew Sassine
Director and Chief Financial Officer (principal financial officer)